Israeli Channel 2 reports: Dramatic Change in Patient with ALS and MG following Compassionate Use of BrainStorm’s NurOwn™ Cell Therapy

BrainStorm Cell Therapeutics Inc. (BCLI); Israeli Channel 2 TV interviewed today a patient suffering from Myasthenia Gravis (MG) and recently diagnosed with ALS. The patient reported that he has experienced visible improvement in his speech, walking, balance, posture, muscle strength, appetite, digestion, and weight gain following compassionate treatment with BrainStorm’s NurOwn cell therapy.

"Due to the rare disease combination of MG and ALS, this patient was approved for compassionate treatment with BrainStorm's NurOwn cell therapy," says Professor Dimitrios Karussis of the Neurology Department at The Hadassah Medical Center in Jerusalem, and Principal Investigator of BrainStorm's current Phase I/II clinical trial. “Within a few weeks following injection with NurOwn cells, the patient showed dramatic improvement in a variety of functions including breathing, speech, walking, muscular strength, and overall well-being. While we cannot draw scientific conclusions based on the outcome of an individual patient, these results are extremely encouraging.”

"We are moved by the remarkable results observed following treatment with NurOwn," said Professor Avi Israeli, BrainStorm’s Chairman of the Board. “We are hopeful that we will continue to see this kind of improvement in all the patients participating in our current and future clinical trials.”

In January 2012 the Company reported initial safety data from the first four patients in BrainStorm’s ALS Phase I/II human clinical trial, indicating that treatment with NurOwn did not present any significant side effects and demonstrated some beneficial clinical effects. After reviewing this safety data, the Hadassah Medical Center ethical committee granted approval for the trial to continue. Interim results for the first 12 patients are expected in July 2012.

BrainStorm expects to expand its ALS clinical development into the United States. Orphan-drug designation for NurOwn has been granted by the US Food and Drug Administration. In addition, the Company has entered into a Memorandum of Understanding with the University of Massachusetts Medical School and Massachusetts General Hospital to begin ALS human clinical trials at these institutions.

About BrainStorm Cell Therapeutics, Inc.

BrainStorm Cell Therapeutics Inc. is a biotechnology company engaged in the development of adult stem cell therapeutic products derived from autologous bone marrow cells and intended for the treatment of neurodegenerative diseases. The Company holds the rights to develop and commercialize its NurOwn™ technology through an exclusive, worldwide licensing agreement with Ramot at Tel Aviv University Ltd., the technology transfer company of Tel-Aviv University. For more information, visit the company’s new website at www.brainstorm-cell.com.

Safe Harbor Statement

Statements in this announcement other than historical data and information constitute "forward-looking statements" and involve risks and uncertainties that could cause BrainStorm Cell Therapeutics Inc.'s actual results to differ materially from those stated or implied by such forward-looking statements. Terms and phrases such as “may”, “should”, “would”, “could”, “will”, “expect”, “likely”, “believe”, “plan”, “estimate”, “predict”, “potential”, and similar terms and phrases are intended to identify these forward-looking statements. The potential risks and uncertainties include, without limitation, risks associated with BrainStorm's limited operating history, history of losses; minimal working capital, dependence on its license to Ramot's technology; ability to adequately protect the technology; dependence on key executives and on its scientific consultants; ability to obtain required regulatory approvals; and other factors detailed in BrainStorm's annual report on Form 10-K and quarterly reports on Form 10-Q available at http://www.sec.gov. These factors should be considered carefully, and readers should not place undue reliance on BrainStorm’s forward-looking statements. The forward-looking statements contained in this press release are based on the beliefs, expectations and opinions of management as of the date of this press release. We do not assume any obligation to update forward-looking statements to reflect actual results or assumptions if circumstances or management’s beliefs, expectations or opinions should change, unless otherwise required by law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Contact:

BrainStorm Cell Therapeutics Inc.
Adrian Harel, Ph.D., CEO, +972-3-9236384
info@brainstorm-cell.com
www.brainstorm-cell.com